EXHIBIT 99.1

Hanmi Reports 2023 Second Quarter Results

LOS ANGELES, July 25, 2023 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the second quarter of 2023.

Net income for the second quarter of 2023 was $20.6 million, or $0.67 per diluted share, compared with $22.0 million, or $0.72 per diluted share, for the first quarter of 2023. Return on average assets and return on average equity for the second quarter of 2023 were 1.12% and 11.14%, respectively.

Net income for the first half of 2023 was $42.6 million, or $1.39 per diluted share, compared with $45.7 million, or $1.50 per diluted share, for the first half of 2022. For the first six months of 2023, return on average assets and return on average equity were 1.17% and 11.66%, respectively.

CEO Commentary

“Hanmi delivered solid results for the second quarter, reflecting our team’s steady execution of our relationship banking strategy during this period of rising interest rates and uncertain economic conditions,” said Bonnie Lee, President and Chief Executive Officer of Hanmi Financial Corporation. “These results were supported by healthy deposit growth, disciplined expense management and strong credit administration.

“We grew deposits by 1.9% with solid contributions from both new and existing customers, a testament to the success of our relationship banking model. Importantly, our Corporate Korea initiative contributed significantly to new deposit growth in the quarter. Hanmi is uniquely positioned to capture greater market penetration as Korean corporations continue to expand their U.S. operations.

“As expected, our loan production year-to-date has been impacted by lower demand due to escalating interest rates. That said, we are encouraged that our loan pipeline began to grow as we entered the third quarter. Even so, we will continue to take a selective and disciplined approach to lending in the current environment with a focus on attractively priced loans and high-quality borrowers who also have a deposit relationship with Hanmi.

“We are well-positioned to navigate the remainder of the year with a strong base of loyal customers, a growing pipeline of new opportunities, a healthy balance sheet and liquidity position, excellent credit quality and an outstanding and dedicated team.”

Second Quarter 2023 Highlights:

  Second quarter net income was $20.6 million, or $0.67 per diluted share, down 6.2% from $22.0 million, or $0.72 per diluted share, for the first quarter of 2023 and reflects lower revenues, higher noninterest expenses and no significant credit loss expenses.
  Loans receivable were $5.97 billion at June 30, 2023, down 0.3% from the end of the first quarter and essentially unchanged from year-end; loan production for the second quarter was $259.3 million with a weighted average interest rate of 7.39%.
  Deposits increased 1.9% sequentially to $6.32 billion at June 30, 2023 and were up 2.4% from year-end; noninterest-bearing deposits were 34.9% of the deposit portfolio at June 30, 2023.
  Net interest income was $55.4 million for the second quarter, down 4.2% from the first quarter primarily due to higher deposit interest expense.
  Net interest margin (taxable equivalent) was 3.11% for the second quarter, down 17 basis points from the prior quarter; sequentially, the average yield on loans increased 13 basis points while the cost of interest-bearing deposits increased 52 basis points.
  Noninterest income for the second quarter was $7.9 million, down 4.8% from the first quarter, primarily on lower SBA gains; second quarter noninterest income included a $1.9 million gain from a litigation settlement offset by a $1.9 million loss on the sale of securities.
  Noninterest expense was $34.3 million, up $1.5 million, or 4.5%, from the first quarter; second quarter expenses included a $0.7 million increase in FDIC insurance expense while first quarter included $0.6 million of recoveries of other real estate owned expense and an SBA servicing asset valuation allowance; the efficiency ratio for the second quarter was 54.11%.
  Credit loss expense for the second quarter included a $0.5 million provision for loan losses and a $0.6 million recovery for off-balance sheet items; the ratio of the allowance for credit losses to loans was 1.19% at the end of the second quarter.
  Criticized loans declined 25.2% from the first quarter and stood at 1.4% of loans at quarter-end; nonperforming assets were $22.3 million or 0.30% of total assets at June 30, 2023.
  Hanmi’s ratio of tangible common equity to tangible assets was 8.96% at June 30, 2023 and it had a preliminary Common equity Tier 1 capital ratio of 11.91% and a Total capital ratio of 15.12%.

For more information about Hanmi, please see the Q2 2023 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Results
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	June 30,	March 31,	December 31,	September 30,	June 30,	Q2-23	Q2-23
	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22

Net income	$20,620	$21,991	$28,479	$27,169	$25,050	$(1,371)	$(4,430)
Net income per diluted common share	$0.67	$0.72	$0.93	$0.89	$0.82	$(0.05)	$(0.15)

Assets	$7,344,924	$7,434,130	$7,378,262	$7,128,511	$6,955,968	$(89,206)	$388,956
Loans receivable	$5,965,171	$5,980,458	$5,967,133	$5,800,991	$5,655,403	$(15,287)	$309,768
Deposits	$6,315,768	$6,201,038	$6,168,072	$6,201,376	$5,979,390	$114,730	$336,378

Return on average assets	1.12%	1.21%	1.56%	1.52%	1.45%	-0.09	-0.33
Return on average stockholders' equity	11.14%	12.19%	15.90%	15.58%	14.92%	-1.05	-3.78

Net interest margin	3.11%	3.28%	3.67%	3.66%	3.55%	-0.17	-0.44
Efficiency ratio (1)	54.11%	49.54%	46.99%	46.22%	46.05%	4.57	8.06

Tangible common equity to tangible assets (2)	8.96%	8.77%	8.50%	8.40%	8.74%	0.19	0.22
Tangible common equity per common share (2)	$21.56	$21.30	$20.54	$19.60	$19.91	0.26	1.65

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income for the second quarter decreased $2.5 million to $55.4 million from $57.9 million for the first quarter of 2023, down 4.2%. The decrease was primarily due to an increase in the cost of interest-bearing deposits, partially offset by an increase in interest-earning asset yields. The cost of interest-bearing deposits increased 52 basis points to 3.25% for the second quarter of 2023 from 2.73% for the first quarter of 2023. The increase was due to higher market interest rates and a shift in the composition of the portfolio to higher rate deposits. Average interest-bearing deposits were $3.97 billion for the second quarter compared with $3.79 billion for the first quarter. Average loans were $5.94 billion for the second quarter, consistent with the first quarter of 2023. The yield on average loans for the second quarter increased 13 basis points to 5.64% from 5.51% for the first quarter. Second quarter loan prepayment fees were $0.2 million compared with $0.4 million for the first quarter. Net interest margin (taxable-equivalent) for the second quarter was 3.11% compared with 3.28% for the first quarter.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
Net Interest Income	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22

Interest and fees on loans receivable(1)	$83,567	$80,923	$77,123	$66,976	$59,855	3.3%	39.6%
Interest on securities	4,126	4,025	3,633	3,271	2,930	2.5%	40.8%
Dividends on FHLB stock	283	289	289	245	242	-2.1%	16.9%
Interest on deposits in other banks	2,794	2,066	1,194	958	193	35.2%	1347.7%
Total interest and dividend income	$90,770	$87,303	$82,239	$71,450	$63,220	4.0%	43.6%

Interest on deposits	32,115	25,498	14,900	6,567	2,457	26.0%	1207.1%
Interest on borrowings	1,633	2,369	1,192	349	370	-31.1%	341.4%
Interest on subordinated debentures	1,600	1,583	1,586	1,448	1,349	1.1%	18.6%
Total interest expense	35,348	29,450	17,678	8,364	4,176	20.0%	746.5%
Net interest income	$55,422	$57,853	$64,561	$63,086	$59,044	-4.2%	-6.1%

(1) Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
Average Earning Assets and Interest-bearing Liabilities	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22
Loans receivable (1)	$5,941,071	$5,944,399	$5,877,298	$5,696,587	$5,572,504	-0.1%	6.6%
Securities (2)	971,531	980,712	966,299	956,989	945,291	-0.9%	2.8%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	230,974	192,902	138,476	181,401	136,473	19.7%	69.2%
Average interest-earning assets	$7,159,961	$7,134,398	$6,998,458	$6,851,362	$6,670,653	0.4%	7.3%

Demand: interest-bearing	$99,057	$109,391	$119,106	$121,269	$122,771	-9.4%	-19.3%
Money market and savings	1,463,304	1,453,569	1,781,834	2,079,490	2,139,488	0.7%	-31.6%
Time deposits	2,403,685	2,223,615	1,585,798	1,120,149	894,345	8.1%	168.8%
Average interest-bearing deposits	3,966,046	3,786,575	3,486,738	3,320,908	3,156,604	4.7%	25.6%
Borrowings	196,776	268,056	197,554	123,370	140,245	-26.6%	40.3%
Subordinated debentures	129,631	129,483	129,335	129,176	129,029	0.1%	0.5%
Average interest-bearing liabilities	$4,292,453	$4,184,114	$3,813,627	$3,573,454	$3,425,878	2.6%	25.3%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,213,171	$2,324,413	$2,593,948	$2,717,810	$2,716,297	-4.8%	-18.5%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Yield/Rate Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
Average Yields and Rates	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22
Loans receivable(1)	5.64%	5.51%	5.21%	4.67%	4.31%	0.13	1.33
Securities (2)	1.73%	1.67%	1.47%	1.40%	1.27%	0.06	0.46
FHLB stock	6.92%	7.16%	7.00%	5.93%	5.93%	-0.23	0.99
Interest-bearing deposits in other banks	4.85%	4.34%	3.42%	2.09%	0.57%	0.51	4.29
Interest-earning assets	5.09%	4.96%	4.67%	4.15%	3.80%	0.13	1.29

Interest-bearing deposits	3.25%	2.73%	1.70%	0.78%	0.31%	0.52	2.94
Borrowings	3.33%	3.58%	2.55%	1.24%	1.10%	-0.26	2.23
Subordinated debentures	4.94%	4.89%	4.67%	4.37%	4.14%	0.05	0.80
Interest-bearing liabilities	3.30%	2.85%	1.84%	0.93%	0.49%	0.45	2.81

Net interest margin (taxable equivalent basis)	3.11%	3.28%	3.67%	3.66%	3.55%	-0.17	-0.44

Cost of deposits	2.08%	1.69%	0.97%	0.43%	0.17%	0.39	1.91

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the second quarter was negative $0.1 million and included a $0.5 million provision for loan losses and a $0.6 million recovery for off-balance sheet items. For the first quarter, credit loss expense was $2.1 million and included a $2.2 million provision for loan losses and a $0.1 million recovery for off-balance sheet items.

Noninterest income for the second quarter decreased $0.4 million to $7.9 million from $8.3 million for the first quarter. The decrease reflected $0.7 million lower gain on sale income of SBA loans, partially offset by a $0.2 million net increase in service charges and fee income. The volume of SBA loans sold in the second quarter declined to $19.9 million from $29.7 million for the first quarter due to the higher interest rate environment while trade premiums decreased to 7.75% for the second quarter from 7.85% for the first quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
Noninterest Income	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22
Service charges on deposit accounts	$2,571	$2,579	$2,742	$2,996	$2,875	-0.3%	-10.6%
Trade finance and other service charges and fees	1,173	1,258	1,115	1,132	1,416	-6.8%	-17.2%
Servicing income	825	742	725	635	663	11.2%	24.4%
Bank-owned life insurance income (expense)	271	270	(97)	245	246	0.4%	10.2%
All other operating income	1,811	1,618	1,039	1,656	1,336	11.9%	35.6%
Service charges, fees & other	6,651	6,467	5,524	6,664	6,536	2.8%	1.8%

Gain on sale of SBA loans	1,212	1,869	1,933	2,250	2,774	-35.2%	-56.3%
Net gain (loss) on sales of securities	(1,871)	-	-	-	-	0.0%	0.0%
Legal settlement	1,943	-	-	-	-	0.0%	0.0%
Total noninterest income	$7,935	$8,336	$7,457	$8,914	$9,310	-4.8%	-14.8%

Noninterest expense for the second quarter increased $1.5 million to $34.3 million from $32.8 million for the first quarter. The increase was primarily due to a $1.5 million increase in other operating expenses that included a $0.7 million increase in FDIC insurance assessment rates and reflected the absence of a $0.4 million first quarter recovery of a servicing asset valuation allowance and a $0.2 million recovery of other real estate owned and repossessed personal property expenses. All other expense categories were relatively consistent with the first quarter. The efficiency ratio for the second quarter increased to 54.11%, from 49.54% for the prior quarter due to the lower revenue and higher expenses.

	For the Three Months Ended (in thousands)								Percentage Change
	Jun 30,	Mar 31,		Dec 31,		Sep 30,		Jun 30,	Q2-23	Q2-23
	2023	2023		2022		2022		2022	vs. Q1-23	vs. Q2-22
Noninterest Expense
Salaries and employee benefits	$20,365	$20,610		$20,279		$19,365		$18,779	-1.2%	8.4%
Occupancy and equipment	4,500	4,412		3,668		4,736		4,597	2.0%	-2.1%
Data processing	3,465	3,253		3,431		3,352		3,114	6.5%	11.3%
Professional fees	1,376	1,335		1,783		1,249		1,231	3.1%	11.8%
Supplies and communication	638	676		683		710		581	-5.6%	9.8%
Advertising and promotion	748	833		974		1,186		660	-10.2%	13.3%
All other operating expenses	3,243	1,957		3,041		2,698		2,463	65.7%	31.7%
Subtotal	34,335	33,076	-	33,859	-	33,296	-	31,425	3.8%	9.3%

Other real estate owned expense (income)	4	(201)		(70)		2		50	-102.0%	-92.0%
Repossessed personal property expense (income)	(59)	(84)		55		(23)		-	-42.4%	0.0%
Total noninterest expense	$34,280	$32,791		$33,844		$33,275		$31,475	4.5%	8.9%

Hanmi recorded a provision for income taxes of $8.5 million for the second quarter, compared with $9.3 million in the first quarter representing an effective tax rate of 29.3% compared with 29.7% for the first quarter. For the first six months of 2023, the effective tax rate was 29.5% compared with 29.0% for the same period a year ago.

Financial Position
Total assets at June 30, 2023 declined 1.2%, or $89.2 million, to $7.35 billion from $7.43 billion at March 31, 2023. The decline reflected a $14.1 million decrease in loans receivable, a $41.3 million decrease in cash and due from banks, and a $42.0 million decrease in securities available for sale.

Loans receivable, before the allowance for credit losses, were $5.97 billion at quarter-end, down slightly from March 31, 2023. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $7.3 million at the end of the second quarter, compared with $3.7 million at the end of the prior quarter.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22
Loan Portfolio
Commercial real estate loans	$3,738,325	$3,784,176	$3,833,397	$3,853,947	$3,829,656	-1.2%	-2.4%
Residential/consumer loans	886,984	817,917	734,473	649,591	521,576	8.4%	70.1%
Commercial and industrial loans	753,456	778,149	804,475	732,030	766,813	-3.2%	-1.7%
Equipment Finance	586,406	600,216	594,788	565,423	537,358	-2.3%	9.1%
Loans receivable	5,965,171	5,980,458	5,967,133	5,800,991	5,655,403	-0.3%	5.5%
Loans held for sale	7,293	3,652	8,043	10,044	18,528	99.7%	-60.6%
Total	$5,972,464	$5,984,110	$5,975,176	$5,811,035	$5,673,931	-0.2%	5.3%

	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022
Composition of Loan Portfolio
Commercial real estate loans	62.6%	63.2%	64.2%	66.3%	67.5%
Residential/consumer loans	14.9%	13.7%	12.3%	11.2%	9.2%
Commercial and industrial loans	12.6%	13.0%	13.5%	12.6%	13.5%
Equipment Finance	9.8%	10.0%	9.9%	9.7%	9.5%
Loans receivable	99.9%	99.9%	99.9%	99.8%	99.7%
Loans held for sale	0.1%	0.1%	0.1%	0.2%	0.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $259.3 million for the second quarter, at a weighted average rate of 7.39% while $120.6 million of loans paid off during the quarter at an average rate of 7.21%. Lower loan production reflects lower demand in the higher market interest rate environment.

Commercial real estate loan production for the second quarter was $41.0 million. Commercial and industrial loan production was $36.3 million, SBA loan production was $30.9 million, equipment finance production was $50.9 million and residential mortgage loan production was $100.2 million.

	For the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022
New Loan Production
Commercial real estate loans	$40,989	$75,528	$86,500	$132,870	$271,006
Commercial and industrial loans	36,322	27,055	137,902	88,015	96,187
SBA loans	30,926	34,472	53,209	44,898	67,900
Equipment Finance	50,905	69,307	89,193	86,092	95,371
Residential/consumer loans	100,161	97,201	106,955	140,432	111,766
subtotal	259,303	303,563	473,759	492,307	642,230

Payoffs	(120,609)	(124,923)	(121,409)	(139,883)	(230,536)
Amortization	(102,248)	(102,675)	(91,333)	(80,294)	(94,543)
Loan sales	(20,933)	(30,002)	(50,550)	(45,418)	(41,937)
Net line utilization	(28,092)	(30,401)	(43,124)	(78,927)	43,295
Charge-offs & OREO	(2,708)	(2,237)	(1,201)	(2,197)	(606)

Loans receivable-beginning balance	5,980,458	5,967,133	5,800,991	5,655,403	5,337,500
Loans receivable-ending balance	$5,965,171	$5,980,458	$5,967,133	$5,800,991	$5,655,403

Deposits were $6.32 billion at the end of the second quarter, up $114.7 million, or 1.9%, from $6.20 billion at the end of the prior quarter. Driving this change was a $198.2 million increase in money market and savings deposits and a $51.7 million increase in time deposits, partially offset by a $128.0 million decline in noninterest-bearing demand deposits. Noninterest-bearing demand deposits represented 34.9% of total deposits at quarter-end and the loan-to-deposit ratio was 94.4%.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22
Deposit Portfolio
Demand: noninterest-bearing	$2,206,078	$2,334,083	$2,539,602	$2,771,498	$2,782,737	-5.5%	-20.7%
Demand: interest-bearing	97,076	104,245	115,573	125,408	123,614	-6.9%	-21.5%
Money market and savings	1,580,691	1,382,472	1,556,690	2,056,793	2,102,161	14.3%	-24.8%
Time deposits	2,431,923	2,380,238	1,956,207	1,247,677	970,878	2.2%	150.5%
Total deposits	$6,315,768	$6,201,038	$6,168,072	$6,201,376	$5,979,390	1.9%	5.6%

						-
	As of
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022
Composition of Deposit Portfolio
Demand: noninterest-bearing	34.9%	37.6%	41.2%	44.7%	46.5%
Demand: interest-bearing	1.5%	1.7%	1.9%	2.0%	2.1%
Money market and savings	25.0%	22.3%	25.2%	33.2%	35.2%
Time deposits	38.6%	38.4%	31.7%	20.1%	16.2%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at June 30, 2023 was $668.6 million, compared with $662.2 million at March 31, 2023. The increase was primarily due to $20.6 million of second quarter net income net of $7.6 million of dividends paid. Offsetting this increase was a $5.6 million increase in unrealized after-tax losses on securities available for sale due to changes resulting from increases in intermediate-term interest rates during the second quarter. Also, Hanmi repurchased 100,000 shares during the second quarter at an average share price of $14.44, or $1.4 million. At June 30, 2023, 559,972 shares remain under the Company’s share repurchase program. Tangible common stockholders’ equity was $657.4 million, or 8.96% of tangible assets, at June 30, 2023, compared with $651.0 million, or 8.77% of tangible assets at the end of the first quarter. Tangible book value per share increased to $21.56 at June 30, 2023, up from $21.30 at March 31, 2023. Refer to “Non-GAAP Financial measures” for details.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At June 30, 2023, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.91% and its Total risk-based capital ratio was 15.12%, compared with 11.59% and 14.80%, respectively, at the end of the first quarter.

	As of					Ratio Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-23	Q2-23
	2023	2023	2022	2022	2022	vs. Q1-23	vs. Q2-22
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.12%	14.80%	14.49%	14.38%	14.31%	0.32	0.81
Tier 1 risk-based capital	12.26%	11.94%	11.71%	11.55%	11.42%	0.32	0.84
Common equity tier 1 capital	11.91%	11.59%	11.37%	11.21%	11.07%	0.32	0.84
Tier 1 leverage capital ratio	10.22%	10.09%	10.07%	9.99%	9.94%	0.13	0.28
Hanmi Bank
Total risk-based capital	14.46%	14.15%	13.86%	13.76%	13.70%	0.31	0.76
Tier 1 risk-based capital	13.39%	13.06%	12.85%	12.73%	12.64%	0.33	0.75
Common equity tier 1 capital	13.39%	13.06%	12.85%	12.73%	12.64%	0.33	0.75
Tier 1 leverage capital ratio	11.21%	11.06%	11.07%	11.02%	11.00%	0.15	0.21

(1) Preliminary ratios for June 30, 2023

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.23% of loans at the end of the second quarter, compared with 0.26% at the end of the prior quarter.

Special mention loans were $44.6 million at the end of the second quarter, down from $64.3 million at March 31, 2023. The $19.7 million decrease in special mention loans included upgrades to pass of $43.9 million, new downgrades to special mention of $26.0 million, and payoffs of $1.6 million.

Classified loans were $38.8 million at June 30, 2023, down from $47.3 million at the end of the prior quarter. The $8.5 million decrease was primarily driven by upgrades of $9.1 million and charge-offs and payoffs of $4.6 million, offset by new downgrades to classified of $5.2 million.

Nonperforming loans were $22.2 million at June 30, 2023, up from $20.1 million at the end of the prior quarter. As a percentage of the loan portfolio, nonperforming loans were 0.37% at quarter-end, compared with 0.34% at the end of the first quarter. At June 30, 2023, nonperforming loans continue to include a $10.0 million commercial and industrial loan in the health-care industry secured by real estate and business assets for which the specific allowance increased to $3.3 million from $2.5 million at the end of the first quarter.

Nonperforming assets were $22.3 million at the end of the second quarter, up from $20.2 million at the end of the first quarter. As a percentage of total assets, nonperforming assets were 0.30% at quarter-end, compared with 0.27% at March 31, 2023.

Gross charge-offs for the second quarter were $2.7 million, compared with $2.2 million for the first quarter. Second quarter gross charge-offs consisted of $2.6 million of equipment financing agreements and $0.1 million of commercial and industrial and SBA loans. Recoveries of previously charged-off loans for the second quarter were $1.0 million, compared with $0.8 million for the prior quarter. Recoveries during the second quarter consisted of $0.3 million of equipment financing agreements and $0.7 million in commercial and industrial and SBA loans.

As a result, there were net charge-offs of $1.7 million for the second quarter, compared with net charge-offs of $1.5 million for the prior quarter. For the second quarter, net charge-offs represented 0.12% of average loans on an annualized basis, compared with net charge-offs of 0.10% of average loans for the first quarter on an annualized basis.

The allowance for credit losses was $71.0 million at June 30, 2023, down from $72.2 million at March 31, 2023. The ratio of the allowance for credit losses to loans was relatively unchanged at 1.19% at the end of the second quarter, from 1.21% at the end of the first quarter. Specific allowances for loans increased $1.2 million, while the allowance for qualitative considerations decreased $2.4 million.

	As of or for the Three Months Ended (in thousands)								Amount Change
	Jun 30,	Mar 31,		Dec 31,		Sep 30,		Jun 30,	Q2-23	Q2-23
	2023	2023		2022		2022		2022	vs. Q1-23	vs. Q2-22
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$13,749	$15,377		$7,492		$4,936		$4,174	$(1,628)	$9,575
Delinquent loans to total loans	0.23%	0.26%		0.13%		0.09%		0.07%	-0.03	0.16

Criticized loans:
Special mention	$44,632	$64,340		$79,013		$122,952		$80,453	$(19,708)	$(35,821)
Classified	38,840	47,288		46,192		47,740		53,007	(8,448)	(14,167)
Total criticized loans	$83,472	$111,628		$125,205		$170,692		$133,460	$(28,156)	$(49,988)

Nonperforming assets:
Nonaccrual loans	$22,178	$20,050		$9,846		$11,592		$11,044	$2,128	$11,134
Loans 90 days or more past due and still accruing	-	-		-		-		-	-	-
Nonperforming loans	22,178	20,050		9,846		11,592		11,044	2,128	11,134
Other real estate owned, net	117	117		117		792		675	-	(558)
Nonperforming assets	$22,295	$20,167		$9,963		$12,384		$11,719	$2,128	$10,576

Nonperforming loans to total loans	0.37%	0.34%		0.17%		0.20%		0.20%
Nonperforming assets to assets	0.30%	0.27%		0.14%		0.17%		0.17%

Allowance for credit losses:
Balance at beginning of period	$72,249	$71,523		$71,584		$73,067		$71,512
Credit loss expense (recovery) on loans	514	2,181		221		(374)		1,640
Net loan (charge-offs) recoveries	(1,739)	(1,455)		(282)		(1,109)		(85)
Balance at end of period	$71,024	$72,249	$-	$71,523	$-	$71,584	$-	$73,067

Net loan charge-offs (recoveries) to average loans (1)	0.12%	0.10%		0.02%		0.08%		0.01%
Allowance for credit losses to loans	1.19%	1.21%		1.20%		1.23%		1.29%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$3,067	$3,115		$3,250		$2,313		$2,358
Credit loss expense (recovery) on off-balance sheet items	(591)	(48)		(135)		937		(45)
Balance at end of period	$2,476	$3,067		$3,115		$3,250		$2,313

Unused commitments to extend credit	$791,818	$924,371		$780,543		$746,354		$613,804

(1) Annualized

Corporate Developments
On April 27, 2023, Hanmi’s Board of Directors declared a cash dividend on its common stock for the second quarter of 2023 of $0.25 per share. Hanmi paid the dividend on May 24, 2023, to stockholders of record as of the close of business on May 8, 2023.

Earnings Conference Call
Hanmi Bank will host its second quarter 2023 earnings conference call today, July 25, 2023 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, and the cost we pay to retain and attract deposits and secure other types of funding;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the continuing impact of the COVID-19 pandemic on our business and results of operation;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Hanmi Financial Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	June 30,	March 31,		Percentage	June 30,		Percentage
	2023	2023	Change	Change	2022	Change	Change
Assets
Cash and due from banks	$344,907	$386,201	$(41,294)	-10.7%	$217,237	$127,670	58.8%
Securities available for sale, at fair value	836,650	878,701	(42,051)	-4.8%	860,221	(23,571)	-2.7%
Loans held for sale, at the lower of cost or fair value	7,293	3,652	3,641	99.7%	18,528	(11,235)	-60.6%
Loans receivable, net of allowance for credit losses	5,894,147	5,908,209	(14,062)	-0.2%	5,582,335	311,812	5.6%
Accrued interest receivable	18,163	19,004	(841)	-4.4%	14,044	4,119	29.3%
Premises and equipment, net	22,849	22,625	224	1.0%	24,207	(1,358)	-5.6%
Customers' liability on acceptances	1,688	41	1,647	4017.1%	616	1,072	174.0%
Servicing assets	7,352	7,541	(189)	-2.5%	7,353	(1)	-0.0%
Goodwill and other intangible assets, net	11,162	11,193	(31)	-0.3%	11,310	(148)	-1.3%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	-	0.0%	16,385	-	0.0%
Bank-owned life insurance	56,085	55,814	271	0.5%	55,395	690	1.2%
Prepaid expenses and other assets	128,243	124,764	3,479	2.8%	148,337	(20,094)	-13.5%
Total assets	$7,344,924	$7,434,130	$(89,206)	-1.2%	$6,955,968	$388,956	5.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,206,078	$2,334,083	$(128,005)	-5.5%	$2,782,737	$(576,659)	-20.7%
Interest-bearing	4,109,690	3,866,955	242,735	6.3%	3,196,653	913,037	28.6%
Total deposits	6,315,768	6,201,038	114,730	1.9%	5,979,390	336,378	5.6%
Accrued interest payable	34,621	20,512	14,109	68.8%	986	33,635	3411.3%
Bank's liability on acceptances	1,688	41	1,647	4017.1%	616	1,072	174.0%
Borrowings	125,000	350,000	(225,000)	-64.3%	145,000	(20,000)	-13.8%
Subordinated debentures	129,708	129,558	150	0.1%	129,113	595	0.5%
Accrued expenses and other liabilities	69,579	70,816	(1,237)	-1.7%	82,567	(12,988)	-15.7%
Total liabilities	6,676,364	6,771,965	(95,601)	-1.4%	6,337,672	338,692	5.3%

Stockholders' equity:
Common stock	33	33	-	0.0%	33	-	0.0%
Additional paid-in capital	585,391	584,884	507	0.1%	582,018	3,373	0.6%
Accumulated other comprehensive income	(84,639)	(79,059)	(5,580)	-7.1%	(66,568)	(18,071)	-27.1%
Retained earnings	296,901	283,910	12,991	4.6%	229,135	67,766	29.6%
Less treasury stock	(129,126)	(127,603)	(1,523)	-1.2%	(126,322)	(2,804)	-2.2%
Total stockholders' equity	668,560	662,165	6,395	1.0%	618,296	50,264	8.1%
Total liabilities and stockholders' equity	$7,344,924	$7,434,130	$(89,206)	-1.2%	$6,955,968	$388,956	5.6%

Hanmi Financial Corporation and Subsidiaries Consolidated Statements of Income (Unaudited) (Dollars in thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2023	2023	Change	2022	Change
Interest and dividend income:
Interest and fees on loans receivable	$83,567	$80,923	3.3%	$59,855	39.6%
Interest on securities	4,126	4,026	2.5%	2,930	40.8%
Dividends on FHLB stock	283	289	-2.1%	242	16.9%
Interest on deposits in other banks	2,794	2,065	35.3%	193	1347.7%
Total interest and dividend income	90,770	87,303	4.0%	63,220	43.6%
Interest expense:
Interest on deposits	32,115	25,498	26.0%	2,457	1207.1%
Interest on borrowings	1,633	2,369	-31.1%	370	341.4%
Interest on subordinated debentures	1,600	1,583	1.1%	1,349	18.6%
Total interest expense	35,348	29,450	20.0%	4,176	746.5%
Net interest income before credit loss expense	55,422	57,853	-4.2%	59,044	-6.1%
Credit loss expense (recovery)	(77)	2,133	-103.6%	1,596	-104.8%
Net interest income after credit loss expense	55,499	55,720	-0.4%	57,448	-3.4%
Noninterest income:
Service charges on deposit accounts	2,571	2,579	-0.3%	2,875	-10.6%
Trade finance and other service charges and fees	1,173	1,258	-6.8%	1,416	-17.2%
Gain on sale of Small Business Administration ("SBA") loans	1,212	1,869	-35.2%	2,774	-56.3%
Other operating income	2,979	2,630	13.3%	2,245	32.7%
Total noninterest income	7,935	8,336	-4.8%	9,310	-14.8%
Noninterest expense:
Salaries and employee benefits	20,365	20,610	-1.2%	18,779	8.4%
Occupancy and equipment	4,500	4,412	2.0%	4,597	-2.1%
Data processing	3,465	3,253	6.5%	3,114	11.3%
Professional fees	1,376	1,335	3.1%	1,231	11.8%
Supplies and communications	638	676	-5.6%	581	9.8%
Advertising and promotion	748	833	-10.2%	660	13.3%
Other operating expenses	3,188	1,672	90.7%	2,513	26.9%
Total noninterest expense	34,280	32,791	4.5%	31,475	8.9%
Income before tax	29,154	31,265	-6.8%	35,283	-17.4%
Income tax expense	8,534	9,274	-8.0%	10,233	-16.6%
Net income	$20,620	$21,991	-6.2%	$25,050	-17.7%
					-
Basic earnings per share:	$0.68	$0.72		$0.82
Diluted earnings per share:	$0.67	$0.72		$0.82

Weighted-average shares outstanding:
Basic	30,324,264	30,347,325		30,296,897
Diluted	30,387,041	30,430,745		30,412,348
Common shares outstanding	30,485,788	30,555,287		30,482,990

Hanmi Financial Corporation and Subsidiaries Consolidated Statements of Income (Unaudited) (Dollars in thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2023	2022	Change
Interest and dividend income:
Interest and fees on loans receivable	$164,490	$113,779	44.6%
Interest on securities	8,152	5,447	49.7%
Dividends on FHLB stock	572	490	16.7%
Interest on deposits in other banks	4,859	408	1090.9%
Total interest and dividend income	178,073	120,124	48.2%
Interest expense:
Interest on deposits	57,613	4,470	1188.9%
Interest on borrowings	4,002	707	466.1%
Interest on subordinated debentures	3,182	4,947	-35.7%
Total interest expense	64,797	10,124	540.0%
Net interest income before credit loss expense	113,276	110,000	3.0%
Credit loss expense (recovery)	2,056	220	-834.5%
Net interest income after credit loss expense	111,220	109,780	1.3%
Noninterest income:
Service charges on deposit accounts	5,151	5,750	-10.4%
Trade finance and other service charges and fees	2,431	2,558	-5.0%
Gain on sale of Small Business Administration ("SBA") loans	3,081	5,295	-41.8%
Other operating income	5,608	4,226	32.7%
Total noninterest income	16,271	17,829	-8.7%
Noninterest expense:
Salaries and employee benefits	40,975	36,496	12.3%
Occupancy and equipment	8,912	9,243	-3.6%
Data processing	6,718	6,351	5.8%
Professional fees	2,710	2,661	1.8%
Supplies and communications	1,314	1,245	5.5%
Advertising and promotion	1,581	1,477	7.0%
Other operating expenses	4,862	5,694	-14.6%
Total noninterest expense	67,072	63,167	6.2%
Income before tax	60,419	64,442	-6.2%
Income tax expense	17,807	18,697	-4.8%
Net income	$42,612	$45,745	-6.8%
			-
Basic earnings per share:	$1.40	$1.50
Diluted earnings per share:	$1.39	$1.50

Weighted-average shares outstanding:
Basic	30,320,281	30,271,761
Diluted	30,383,226	30,391,273
Common shares outstanding	30,485,788	30,482,990

Hanmi Financial Corporation and Subsidiaries Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited) (Dollars in thousands)

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,941,071	$83,567	5.64%	$5,944,399	$80,923	5.51%	$5,572,504	$59,855	4.31%
Securities (2)	971,531	4,126	1.73%	980,712	4,026	1.67%	945,291	2,930	1.27%
FHLB stock	16,385	283	6.92%	16,385	289	7.16%	16,385	242	5.93%
Interest-bearing deposits in other banks	230,974	2,794	4.85%	192,902	2,065	4.34%	136,473	193	0.57%
Total interest-earning assets	7,159,961	90,770	5.09%	7,134,398	87,303	4.96%	6,670,653	63,220	3.80%

Noninterest-earning assets:
Cash and due from banks	62,036			65,088			67,859
Allowance for credit losses	(72,098)			(71,452)			(73,896)
Other assets	232,058			239,121			255,095

Total assets	$7,381,957			$7,367,155			$6,919,711

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$99,057	$27	0.11%	$109,391	$29	0.11%	$122,771	$18	0.06%
Money market and savings	1,463,304	9,887	2.71%	1,453,569	7,315	2.04%	2,139,488	1,570	0.29%
Time deposits	2,403,685	22,201	3.70%	2,223,615	18,154	3.31%	894,345	869	0.39%
Total interest-bearing deposits	3,966,046	32,115	3.25%	3,786,575	25,498	2.73%	3,156,604	2,457	0.31%
Borrowings	196,776	1,633	3.33%	268,056	2,369	3.58%	140,245	384	1.10%
Subordinated debentures	129,631	1,600	4.94%	129,483	1,583	4.89%	129,029	1,335	4.14%
Total interest-bearing liabilities	4,292,453	35,348	3.30%	4,184,114	29,450	2.85%	3,425,878	4,176	0.49%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,213,171			2,324,413			2,716,297
Other liabilities	133,623			127,112			104,084
Stockholders' equity	742,710			731,516			673,452

Total liabilities and stockholders' equity	$7,381,957			$7,367,155			$6,919,711

Net interest income (tax equivalent basis)		$55,422			$57,853			$59,044

Cost of deposits			2.08%			1.69%			0.17%
Net interest spread (taxable equivalent basis)			1.79%			2.10%			3.31%
Net interest margin (taxable equivalent basis)			3.11%			3.28%			3.55%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited) (Dollars in thousands)

	Six Months Ended
	June 30, 2023			June 30, 2022
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,942,726	$164,490	5.58%	$5,403,029	$113,779	4.25%
Securities (2)	976,096	8,152	1.70%	937,939	5,447	1.19%
FHLB stock	16,385	572	7.04%	16,385	490	6.03%
Interest-bearing deposits in other banks	212,043	4,858	4.62%	314,690	408	0.26%
Total interest-earning assets	7,147,250	178,072	5.02%	6,672,043	120,124	3.63%

Noninterest-earning assets:
Cash and due from banks	63,553			65,427
Allowance for credit losses	(71,777)			(73,538)
Other assets	235,571			242,593

Total assets	$7,374,597			$6,906,525

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$104,196	$56	0.11%	$123,826	$35	0.06%
Money market and savings	1,458,463	17,201	2.38%	2,122,840	2,758	0.26%
Time deposits	2,314,148	40,356	3.52%	915,577	1,677	0.37%
Total interest-bearing deposits	3,876,807	57,613	3.00%	3,162,243	4,470	0.29%
Borrowings	232,219	4,002	3.48%	135,427	726	1.08%
Subordinated debentures	129,557	3,182	4.91%	170,868	4,928	5.77%
Total interest-bearing liabilities	4,238,583	64,797	3.08%	3,468,538	10,124	0.59%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,268,485			2,675,574
Other liabilities	130,385			96,269
Stockholders' equity	737,144			666,144

Total liabilities and stockholders' equity	$7,374,597			$6,906,525

Net interest income (tax equivalent basis)		$113,275			$110,000

Cost of deposits			1.89%			0.15%
Net interest spread (taxable equivalent basis)			1.94%			3.04%
Net interest margin (taxable equivalent basis)			3.20%			3.32%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management uses this non-GAAP financial measure in the analysis of Hanmi’s capital strength. Tangible common equity represents stockholders’ equity less goodwill and other intangible assets. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This financial measure is not a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to other companies’ non-GAAP financial measures.

The following table reconciles this non-GAAP financial measure to the GAAP financial measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited) (In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation	2023	2023	2022	2022	2022
Assets	$7,344,924	$7,434,130	$7,378,262	$7,128,511	$6,955,968
Less goodwill and other intangible assets	(11,162)	(11,193)	(11,225)	(11,267)	(11,310)
Tangible assets	$7,333,762	$7,422,937	$7,367,037	$7,117,244	$6,944,658

Stockholders' equity (1)	$668,560	$662,165	$637,515	$608,893	$618,296
Less goodwill and other intangible assets	(11,162)	(11,193)	(11,225)	(11,267)	(11,310)
Tangible stockholders' equity (1)	$657,398	$650,972	$626,290	$597,626	$606,986

Stockholders' equity to assets	9.10%	8.91%	8.64%	8.54%	8.89%
Tangible common equity to tangible assets (1)	8.96%	8.77%	8.50%	8.40%	8.74%

Common shares outstanding	30,485,788	30,555,287	30,485,621	30,484,004	30,482,990
Tangible common equity per common share	$21.56	$21.30	$20.54	$19.60	$19.91

(1) There were no preferred shares outstanding at the periods indicated.